     Earnings Release

JETBLUE ANNOUNCES FOURTH QUARTER 2023 RESULTS
Fourth quarter revenue and costs beat expectations
Reached agreement to defer ~$2.5 billion of planned aircraft capital expenditures
Focused on restoring profitability through new revenue and cost initiatives in 2024
NEW YORK (January 30, 2024) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the fourth quarter of 2023.

“We closed the year on a strong note thanks to the hard work and continued execution of our team as fourth quarter revenue and costs beat our expectations,” said Robin Hayes, JetBlue’s chief executive officer. “Looking ahead, I am confident that the next chapter of JetBlue, under Joanna’s leadership, will deliver a refreshed focus on our core customer, expanded opportunities for our crewmembers, and a return to JetBlue’s historical earnings power for our shareholders.”

“2024 is an important year of change for JetBlue and we are taking aggressive action, including launching $300 million of revenue initiatives, to return to profitability and deliver value for our shareholders. We are moving with renewed rigor and discipline as we refocus our energy and play to our strengths, further deepening our unique competitive positioning,” said Joanna Geraghty, JetBlue’s president and chief operating officer.

Fourth Quarter 2023 Financial Results
•Net loss for the fourth quarter of 2023 under Generally Accepted Accounting Principles ("GAAP") of $104 million or $(0.31) per share. Excluding special items, adjusted net loss for the fourth quarter of 2023 of $63 million (1) or $(0.19) per share.
•Fourth quarter of 2023 capacity increased by 3.3% year-over-year.
•Operating revenue of $2.3 billion for the fourth quarter of 2023, down 3.7% year-over-year.
•Operating expense per available seat mile ("CASM") for the fourth quarter of 2023 decreased 2.4% year-over-year.
•Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items ("CASM ex-Fuel") (1) for the fourth quarter of 2023 increased 7.6% (1) year-over-year.
•Average fuel price in the fourth quarter of 2023 of $3.08 per gallon, including hedges.

Fourth Quarter 2023 Key Highlights
•Executed on Our Cost Initiatives
◦Achieved $70 million in cost savings under our structural cost program in 2023 keeping JetBlue on track to deliver run-rate savings of $175 million to $200 million by the end of 2024.
◦Realized $55 million in cumulative cost savings from our fleet modernization program, which is expected to deliver $75 million in cost savings through 2024 as we replace the Embraer E190s with the margin-accretive A220s.
•Provided Exceptional Service for Our Customers
◦Delivered excellent operational performance in the fourth quarter with a completion factor of 99.8%, JetBlue’s best fourth quarter completion factor since 2004.
◦Recognized by “The Points Guy” with an Editors’ Choice Award for Best Economy Class across U.S. airlines for the fourth time.
◦Launched new TrueBlue® loyalty program offering new perks and options to customers, which to date has generated exceptional growth and engagement, particularly from Mosaic customers.

•Initiated Strategic Network Changes
◦Redeployed assets to outperforming leisure and VFR routes and began the resizing of our presence at LaGuardia.
◦Expanded service to the Caribbean with new nonstop flights to St. Kitts and Nevis’s Robert Llewellyn Bradshaw International Airport from New York's John F. Kennedy International Airport (JFK), as well as new routes between the Dominican Republic and Orlando, Grenada and Boston Logan International Airport (BOS), the Bahamas and Los Angeles and Belize City and JFK.
◦Added new transatlantic destinations with daily service between JFK and Paris Charles de Gaulle, JFK and Amsterdam Schiphol Airport (AMS), and BOS and AMS, in addition to the announcement of two new seasonal routes to Dublin and Edinburgh, both launching in Spring 2024.
•Advanced Our Progress as a Sustainability Leader
◦Reduced our 2023 carbon emissions by 6% versus 2019 levels driven by fleet upgrades, a doubling of our use of sustainable aviation fuel versus 2022, and fuel optimization efforts.
◦Furthered efforts to diversify our talent pool and boost career accessibility in pilot and technician roles through our Gateways Program, with two-thirds of participants from underrepresented groups.

Balance Sheet and Liquidity
•Reached agreement to defer ~$2.5 billion of planned aircraft capital expenditures from 2024 – 2027 to 2028 and thereafter, providing a more consistent level of annual aircraft deliveries through the end of the decade.
•Ended the fourth quarter with $1.7 billion in unrestricted cash, cash equivalents, short-term investments, and long-term marketable securities (excluding our $600 million undrawn revolving credit facility).

Outlook
“As we look ahead in 2024, we are seeing positive momentum in our revenue growth. Demand during peak periods remains strong, and we continue to manage our capacity during off-peak periods to reflect evolving demand trends. We plan to continue to refine our network and product offering to better serve our leisure customers while diversifying revenues with margin-accretive initiatives,” continued Geraghty.

First Quarter and Full Year 2024 Outlook	Estimated 1Q 2024	Estimated FY 2024
Available Seat Miles (ASMs) Year-Over-Year	(6.0%) - (3.0%)	Down low single digits
Revenue Year-Over-Year	(9.0%) - (5.0%)	~Flat
CASM Ex-Fuel (1) Year-Over-Year (2)	9.0% - 11.0%	Up mid-to-high single digits
Fuel Price per Gallon (3), (4)	$2.87 - $3.02	-
Adjusted Operating Margin (1)	-	Approaching breakeven
Capital Expenditures	~$250 million	~$1.6 billion
“We remain intensely focused on restoring profitability, taking steps to ensure every dollar we invest is making an impact. As part of these efforts, we are carefully evaluating deeper cuts to our controllable costs beyond our ongoing fleet modernization and structural cost programs. Through these initiatives, coupled with the evolution of our network and product offering, I am confident in our ability to re-establish profitability and position JetBlue to restore historical earnings power,” said Ursula Hurley, JetBlue’s chief financial officer.

Earnings Call Details
JetBlue will conduct a conference call to discuss its quarterly earnings today, January 30, 2024 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company’s website.
For further details, see the fourth quarter 2023 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
(1)Non-GAAP financial measure; Note A provides a reconciliation of certain non-GAAP financial measures used in this release and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(2)Includes the impact from the pilot union agreement of approximately two points for each the first quarter and full year 2024.
(3)Includes fuel taxes, hedges and other fuel fees.
(4)JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its current quarter. Fuel price is based on forward curve as of January 19, 2024.
Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Earnings Release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, expectations with respect to headwinds, including the continued wind down of the Northeast Alliance (“NEA”) with American Airlines Group Inc. (“American Airlines”), the impact of air traffic control ("ATC") driven delays, shifts in post-COVID customer demand, and fluctuations in fuel prices, and our business strategy and plans for future operations, including our planned merger (the “Merger”) with Spirit Airlines Inc. (“Spirit”) and the associated impacts on our business. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the occurrence of any event, change or other circumstances, including outcomes of legal proceedings, that could give rise to the right of JetBlue or Spirit or both of them to terminate the Agreement and Plan of Merger dated as of July 28, 2022 (the “Merger Agreement”) and among Spirit and Sundown Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of JetBlue; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to our NEA with American Airlines and our wind-down of the NEA; failure to obtain certain governmental approvals necessary to consummate the Merger; the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us and Spirit related to the Merger; risks associated with failure to consummate the Merger in a timely manner or at all; risks associated with the pendency of the Merger and related business disruptions; indebtedness following consummation of the Merger and associated impacts on business flexibility, borrowing costs and credit ratings; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; challenges associated with successful integration of Spirit's operations; expenses related to the Merger and integration of Spirit; the potential for loss of management personnel and other key crewmembers as a result of the Merger; risks associated with effective management of the combined company following the Merger; risks associated with JetBlue being bound by all obligations and liabilities of the combined company following consummation of the Merger; risks associated with the integration of JetBlue and Spirit workforces, including with respect to negotiation of labor agreements and labor costs; the impact of the Merger on JetBlue’s earnings per share; risks associated with cybersecurity and privacy, including potential disruptions to our information technology systems or information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; restrictions as a result of our participation in governmental support programs under the CARES Act, the Consolidated Appropriations Act, and the American Rescue Plan Act; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; increasing attention to, and evolving expectations regarding, environmental, social and governance (“ESG”) matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Any outlook or forecasts in this document have been prepared without taking into account or consideration the Merger with Spirit.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our other SEC filings, including our Annual Report on Form 10-K for the annual period ended December 31, 2023, to be filed with the SEC. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(percent changes based on unrounded numbers)	2023	2022	Percent Change		2023	2022	Percent Change
OPERATING REVENUES
Passenger	$2,166	$2,267	(4.5)		$9,008	$8,586	4.9
Other	159	148	7.7		607	572	6.2
Total operating revenues	2,325	2,415	(3.7)		9,615	9,158	5.0

OPERATING EXPENSES
Aircraft fuel and related taxes	677	800	(15.2)		2,720	3,105	(12.4)
Salaries, wages and benefits	751	689	9.0		3,055	2,747	11.2
Landing fees and other rents	158	132	19.3		657	544	20.7
Depreciation and amortization	159	150	5.9		621	585	6.1
Aircraft rent	28	31	(11.3)		126	114	10.4
Sales and marketing	78	73	7.3		316	289	9.2
Maintenance, materials and repairs	142	98	44.3		654	591	10.9
Special items	29	57	(48.6)		197	113	74.1
Other operating expenses	370	342	8.2		1,499	1,368	9.6
Total operating expenses	2,392	2,372	0.9		9,845	9,456	4.1

OPERATING INCOME (LOSS)	(67)	43	NM (1)		(230)	(298)	(22.9)

Operating margin	(2.9)%	1.8%	(4.7)	pts.	(2.4)%	(3.3)%	0.9	pts.

OTHER INCOME (EXPENSE)
Interest expense	(65)	(45)	43.6		(210)	(166)	26.9
Interest income	25	15	65.4		89	39	NM
Gain (loss) on investments, net	3	(5)	NM		9	(9)	NM
Other	(6)	(1)	NM		8	(3)	NM
Total other expense	(43)	(36)	18.4		(104)	(139)	(24.6)

INCOME (LOSS) BEFORE INCOME TAXES	(110)	7	NM		(334)	(437)	(23.4)

Pre-tax margin	(4.7)%	0.3%	(5.0)	pts.	(3.5)%	(4.8)%	1.3	pts.

Income tax benefit	6	17	(63.0)		24	75	(67.6)

NET INCOME (LOSS)	$(104)	$24	NM		$(310)	$(362)	(14.3)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.31)	$0.07			$(0.93)	$(1.12)
Diluted	$(0.31)	$0.07			$(0.93)	$(1.12)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	337.8	326.4			332.9	323.6
Diluted	337.8	327.8			332.9	323.6
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(percent changes based on unrounded numbers)	2023	2022	Percent Change		2023	2022	Percent Change
Revenue passengers (thousands)	10,225	10,486	(2.5)		42,534	39,562	7.5
Revenue passenger miles (RPMs) (millions)	13,628	13,695	(0.5)		56,578	52,552	7.7
Available seat miles (ASMs) (millions)	17,013	16,470	3.3		68,497	64,475	6.2
Load factor	80.1%	83.2%	(3.1)	pts.	82.6%	81.5%	1.1	pts.
Aircraft utilization (hours per day)	10.5	10.2	2.5		10.9	10.1	7.9

Average fare	$211.83	$216.20	(2.0)		$211.79	$217.03	(2.4)
Yield per passenger mile (cents)	15.89	16.55	(4.0)		15.92	16.34	(2.6)
Passenger revenue per ASM (cents)	12.73	13.76	(7.5)		13.15	13.32	(1.2)
Operating revenue per ASM (cents)	13.67	14.66	(6.8)		14.04	14.20	(1.2)
Operating expense per ASM (cents)	14.06	14.40	(2.4)		14.37	14.67	(2.0)
Operating expense per ASM, excluding fuel (cents) (1)	9.82	9.13	7.6		10.02	9.59	4.5

Departures	84,730	86,046	(1.5)		347,218	332,699	4.4
Average stage length (miles)	1,252	1,109	12.9		1,230	1,213	1.4
Average number of operating aircraft during period	284	288	(1.5)		282	285	(1.1)
Average fuel cost per gallon, including fuel taxes	$3.08	$3.70	(16.8)		$3.03	$3.69	(17.9)
Fuel gallons consumed (millions)	220	216	2.0		897	842	6.5
Average number of full-time equivalent crewmembers	20,411	20,016	2.0		20,632	20,075	2.8

(1) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	December 31, 2023	December 31, 2022
	(unaudited)
Cash and cash equivalents	$1,166	$1,042
Total investment securities	564	522
Total assets	13,853	13,045
Total debt	4,716	3,647
Stockholders' equity	3,337	3,563

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue’s CASM Ex-Fuel (1) and Adjusted Operating Margin Guidance (2), JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, related taxes, hedges and other other non-airline operating expenses, and special items.
(2) Adjusted Operating Margin is a non-GAAP measure that excludes special items.

Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items (“CASM ex-fuel”)
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and our metrics are more comparable with the presentation of our results excluding such impact.
Special items for 2023 include Spirit costs and union contract costs.
Special items for 2022 included Spirit costs, union contract costs and Embraer E190 fleet transition costs.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
The table below provides a reconciliation of our total operating expenses (“GAAP measure”) to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM, EXCLUDING FUEL
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023		2022		2023		2022
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses	$2,392	14.06	$2,372	14.40	$9,845	14.37	$9,456	14.67
Less:
Aircraft fuel and related taxes	677	3.98	800	4.86	2,720	3.97	3,105	4.82
Other non-airline expenses	14	0.09	11	0.07	64	0.09	55	0.08
Special items	29	0.17	57	0.34	197	0.29	113	0.18
Operating expenses, excluding fuel	$1,672	9.82	$1,504	9.13	$6,864	10.02	$6,183	9.59
Percent change		7.6%				4.5%

Operating Expense, Operating Income (Loss), Adjusted Operating Margin, Pre-tax Income (Loss), Adjusted Pre-tax Margin, Net Income (Loss) and Earnings (Loss) per Share, excluding Special Items and Net Gain (Loss) on Investments
Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.
Special items for 2023 include Spirit costs and union contract costs.
Special items for 2022 included Spirit costs, union contract costs and Embraer E190 fleet transition costs.
Certain gains and losses on our investments were also excluded from our 2023 and 2022 GAAP results.
We believe the impact of these items distort our overall trends and our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), ADJUSTED OPERATING MARGIN, PRE-TAX INCOME (LOSS), ADJUSTED PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS AND NET GAIN (LOSS) ON INVESTMENTS
(unaudited, in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Total operating revenues	$2,325	$2,415	$9,615	$9,158

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,392	$2,372	$9,845	$9,456
Less: Special items	29	57	197	113
Total operating expenses excluding special items	$2,363	$2,315	$9,648	$9,343

RECONCILIATION OF OPERATING INCOME (LOSS)
Operating income (loss)	$(67)	$43	$(230)	$(298)
Add back: Special items	29	57	197	113
Operating income (loss) excluding special items	$(38)	$100	$(33)	$(185)

RECONCILIATION OF ADJUSTED OPERATING MARGIN
Operating margin	(2.9)%	1.8%	(2.4)%	(3.3)%

Operating income (loss) excluding special items	$(38)	$100	$(33)	$(185)
Total operating revenues	2,325	2,415	9,615	9,158
Adjusted operating margin	(1.6)%	4.1%	(0.3)%	(2.0)%

RECONCILIATION OF PRE-TAX INCOME (LOSS)
Income (loss) before income taxes	$(110)	$7	$(334)	$(437)
Add back: Special items	29	57	197	113
Less: Net gain (loss) on investments	3	(5)	9	(9)
Income (loss) before income taxes excluding special items and net gain (loss) on investments	$(84)	$69	$(146)	$(315)

RECONCILIATION OF ADJUSTED PRE-TAX MARGIN
Pre-tax margin	(4.7)%	0.3%	(3.5)%	(4.8)%

Income (loss) before income taxes excluding special items and net gain (loss) on investments	$(84)	$69	$(146)	$(315)
Total operating revenues	2,325	2,415	9,615	9,158
Adjusted pre-tax margin	(3.6)%	2.8%	(1.5)%	(3.4)%

RECONCILIATION OF NET INCOME (LOSS)
Net loss	$(104)	$24	$(310)	$(362)
Add back: Special items	29	57	197	113
Less: Income tax benefit (expense) related to special items	(15)	13	31	19
Less: Net gain (loss) on investments	3	(5)	9	(9)
Less: Income tax benefit (expense) related to net gain (loss) on investments	—	1	(2)	1
Net loss excluding special items and net gain (loss) on investments	$(63)	$72	$(151)	$(260)

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), ADJUSTED OPERATING MARGIN, PRE-TAX INCOME (LOSS), ADJUSTED PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS AND NET GAIN (LOSS) ON INVESTMENTS (CONTINUED)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
CALCULATION OF EARNINGS (LOSS) PER SHARE	2023	2022	2023	2022
Earnings (loss) per common share
Basic	$(0.31)	$0.07	$(0.93)	$(1.12)
Add back: Special items	0.09	0.17	0.59	0.35
Less: Income tax benefit (expense) related to special items	(0.04)	0.03	0.09	0.06
Less: Net gain (loss) on investments	0.01	(0.01)	0.03	(0.03)
Less: Income tax benefit (expense) related to net gain (loss) on investments	—	—	(0.01)	—
Basic excluding special items and net gain (loss) on investments	$(0.19)	$0.22	$(0.45)	$(0.80)

Diluted	$(0.31)	$0.07	$(0.93)	$(1.12)
Add back: Special items	0.09	0.17	0.59	0.35
Less: Income tax benefit (expense) related to special items	(0.04)	0.03	0.09	0.06
Less: Net gain (loss) on investments	0.01	(0.01)	0.03	(0.03)
Less: Income tax benefit (expense) related to net gain (loss) on investments	—	—	(0.01)	—
Diluted excluding special items and net gain (loss) on investments	$(0.19)	$0.22	$(0.45)	$(0.80)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com